EXHIBIT 10.1

THIS LICENCE AGREEMENT is dated and is effective this 7th day of November, 2001;

BY AND BETWEEN:            9103-3019 QUEBEC INC., a company  incorporated  under
                           the  laws  of  the  Province  of  Quebec,   with  its
                           principal  place of business  located at 147 Dufferin
                           Road, Hampstead Quebec H3X 2Y2.

                           (hereinafter referred to as "Licensor");

         AND: NUVO WAY INC., a corporation incorporated under the laws of Canada, with its principal place of business located at 2191 Hampton Ave., Montreal, Quebec, H4A 2K5

                           (hereinafter referred to as "Licensee");


RECITALS:

A. Licensor is the owner of all right, title and interest in and to the Licensed Patent(s) and Licensed Technology described below.

B.   Licensee  has   development,   sales  and   marketing   experience  in  the
     nutraceutical field;

C. Licensee wishes to obtain from Licensor and Licensor is willing and has the unrestricted right to grant Licensee, in accordance with the terms and conditions set forth herein, the exclusive world-wide license to use the Licensed Technology to manufacture and commercialise Licensed Products in the Licensed Field (each as hereinafter defined).

NOW, THEREFORE, in consideration of the various premises and undertakings set forth herein, the Parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1 Definitions. Unless otherwise specifically provided herein, the following terms shall have the following meanings:

         (a) "Affiliate" shall mean as to any person or Entity, any other person or Entity which directly or indirectly controls, is controlled by, or is under common control with such person or Entity. For purposes of the preceding definition, "control" means the right to direct decisions of such person or Entity, including without limitation, the power to direct management decisions of such other Entity, whether by ownership of voting securities, by agreement, or otherwise.

         (b) "Agreement" shall mean this License Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section,


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         Subsection or other subdivision;  "Article", "Section", "Subsection" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

         (c) "Entity" means a corporation, an association, a joint venture, a partnership, a trust, a business, an individual, a government or political subdivision thereof, including an agency, or any other organisation which can exercise independent legal standing.

         (d) "Governmental Body" shall mean (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any international or multilateral body, (iii) any subdivision, ministry, department, secretariat, bureau, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral, or multinational judicial, quasi-judicial, arbitration or administrative court, grand jury, tribunal, commission, board or panel;

         (e) "Licensed Field" shall mean all fields of use.

         (f) "Licensed Method" shall mean any process within the scope of any Valid Claim of any patent within the Licensed Patent(s).

         (g) "Licensed Patent(s)" shall mean (1) the patent application(s) listed in Exhibit A, which is attached hereto and made a part hereof, any continuations, divisions, patents of addition, reissues, re-examinations, or extensions of any of the foregoing, provided that Licensor is the owner thereof, and (2) patent(s) issuing on the patent applications listed in Exhibit A, all applications for United States or foreign patents based on the listed United States patents and listed patent applications, any patents granted hereafter on said United States or foreign applications, and any continuations, divisions, patents of addition, applications for reissue, reissues, re-examinations, or extensions of any of the foregoing, provided that Licensor is the owner thereof.

         (h) "Licensed Product" shall mean any product within the scope of any Valid Claim of any patent within the Licensed Patent(s).

         (i) "Licensed Technology" shall mean all of Licensor's technology and intellectual property within the scope of the Licensed Patent claims owned or controlled by Licensor as of the date of execution of the present licence agreement. The intellectual property licensed in this License Agreement is included in a provisional United States Patent Application, entitled "DELIVERY SYSTEM FOR CREATINE" developed by Michael Farber and Jonathan Farber, as well as all related patents.

         (j) "Party" shall mean Licensor or Licensee and, when used in the plural, shall mean Licensor and Licensee;

         (k) "Patent Costs" shall mean out-of-pocket expenses incurred prior to the execution of this Agreement and during the term of this Agreement in connection with the preparation, filing,


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         prosecution   and   maintenance  of  the  patents  under  the  Licensed
         Patent(s), including, among other items, the fees and expenses of attorneys and patent agents, filing fees and maintenance fees, but excluding costs involved in any patent infringement claims.

         (l) "Sublicense" shall mean any grant by Licensee of any rights to a sub-licensee under the terms of Section 2.2 of this Agreement.

         (m) "Territory" shall mean all of the countries of the world, including their respective territories and possessions.

         (n) "Valid Claim" shall mean an issued claim of any unexpired patent under the Licensed Patent(s) which has not be held unenforceable, unpatentable or invalid by a decision of a court or government body of competent jurisdiction, in a ruling that is unappealable or appealed within the time allowed for appeal; which has not been rendered unenforceable through disclaimer or otherwise; and which has not been lost through an interference proceeding

1.2 Exhibits. The following are the Exhibits annexed to and incorporated in this Agreement by reference and deemed to be a part hereof:

         Exhibit "A" -   Licensed Patent(s)

In the event of any conflict between the provisions of any Exhibit to this Agreement and the main text of the Agreement, the main text shall prevail.

1.3 Recitals. The recitals are incorporated herein by reference and deemed to be part hereof.

1.4 Interpretation. In this Agreement: (a) the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, unless the context otherwise requires; (b) the use of the word "including" shall mean "including, but not limited to"; and (c) headings used for Articles; Sections; etc. are for convenience only and shall not in any way affect the construction of or be taken into consideration in the interpretation of, this Agreement.

                                   ARTICLE II
                                     LICENSE

2.1 Grant. Licensor grants to Licensee a license to manufacture, distribute, offer to sell, sell, have manufactured, distributed, offered for sale and sold Licensed Products under the Licensed Patents as follows:

     The License shall include:

     2.1.1 The exclusive (except as otherwise specified in Section 2.2 below) right to use the Licensed Patent(s) and Licensed Technology to manufacture, distribute, offer to sell, sell, have manufactured, distributed, offered for sale and sold Licensed Products within the Licensed Field and within the Territory where Licensor may lawfully grant such license rights under the Licensed Patent(s); and

     2.1.2 The right and authority to grant Sublicenses of the rights granted in
     Section 2.1.1 above, subject to the provisions of this Agreement.


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     2.1.3  Notwithstanding  the  exclusive  license  granted  herein,  Licensor specifically reserves the right to use the Licensed Technology for its own internal purposes, including continuing research, development and testing. All rights to the Licensed Patent(s) or Licensed Technology which are not expressly granted to Licensee hereunder, or reserved to third parties, are hereby expressly reserved to Licensor. .No title in or to the Licensed Patent(s) or Licensed Technology is transferred to Licensee pursuant to this Agreement

2.2 Sublicenses. Licensee agrees that any sublicense it grants to any third party shall be granted under the following conditions:

     2.2.1 No sublicense agreement shall relieve Licensee of any of its obligations under this License Agreement.

     2.2.2 Each Sublicense agreement shall include a provision stating that the Sublicense agreement shall automatically be modified or terminated, in whole or in part, upon any modification or termination, in whole or in part, of this License Agreement. Such modification or termination of the Sublicense agreement shall be consistent with and reflect the modifications or termination of this License Agreement.

     2.2.3 All Sublicenses granted by Licensee shall expressly provide that all of Licensee's obligations to Licensor in this License Agreement shall be binding upon the sub-licensee, as if sub-licensee were a party to this License Agreement. Each Sublicense shall specifically reference this License Agreement and all rights retained by Licensor.

     2.2.4  Licensor  agrees to  negotiate  in good faith for a period of ninety
     (90) days following the termination of this Agreement with each sub-licensee under any Sublicense which is by its own terms in force and good standing upon the termination of this Agreement for any reason, for a license from Licensor of those rights subject to the Sublicense, on terms substantially comparable to those set forth in the Sublicense and this Agreement, provided that nothing herein shall be deemed to extend any Sublicense beyond its original term unless specifically agreed to in writing by Licensor.

2.3 Third Person Contracts. The Parties acknowledge and agree that Licensee shall have the right, at Licensee's sole discretion and expense, to contract with its Affiliates and/or third Persons for the performance of work, or the provision of consulting services, in connection with the carrying out of its obligations under this Agreement.

2.4 Delivery. Licensor shall deliver the Licensed Technology to Licensee within two (2) days after the signing of this Agreement. Licensor shall provide Licensee with all available know-how and other confidential information required for any submission to be made to any Governmental Body which, without limitation, shall include stability data, quality control data and manufacturing procedures relating to the use of the Licensed Technology in Licensed Product.


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

2.5 Improvements. During the term of this Agreement, Licensor shall provide Licensee with any improvements, additions or modifications to the Licensed Technology, as they become available. Licensor shall provide Licensee with a statement of costs and charges incurred in the development of said improvements, additions or modifications and Licensee shall reimburse Licensor, within thirty
(30) working days, for all such costs and charges.

2.6 New Technology. At any time during the term of this Agreement, should the Licensor invent new technology, Licensor shall immediately notify Licensee in writing. Licensee shall have a sixty (60) day time-limited option, from receipt of notice, to negotiate in good faith license rights to the new technology. If an agreement cannot reached within the sixty (60) day period, the negotiation period may be extended by mutual agreement for an additional thirty (30) days. If Licensor and Licensee fail to reach an agreement within the ninety (90) days, Licensor shall be free to negotiate rights in the new technology with any third party.

                                   ARTICLE III
                                COMMERCIALISATION


3.1 Co-operation. Licensor shall co-operate with Licensee in its applications for any required governmental approval(s) to market and/or sell Licensed Product(s) in various jurisdictions throughout the Territory. Without limiting the generality of the foregoing, Licensee shall be entitled to cross-reference and incorporate data provided by Licensor to Governmental Bodies in jurisdictions throughout the Territory, in applications filed by Licensee to seek governmental approval(s) for Licensed Product(s) anywhere in the Territory, to the extent that Licensor is not specifically prohibited in writing from providing Licensee with access to such data. At the written request of Licensee, Licensor shall notify the relevant Governmental Body in writing of Licensee's right to reference such data.

3.2      Commercialisation.

     3.2.1 Where Licensee requires governmental approval(s) to market and/or sell Licensed Product(s) in a Territory, Licensee agrees to diligently seek the required government approval(s) and to bring to market and achieve sales of Licensed Product(s) of not less than two hundred thousand dollars CDN ($200,000.00 CDN), in at least one such Territory, within twenty four
     (24) months from the execution of this Agreement.

     3.2.2 Where Licensee does not require governmental approval(s)to market and/or sell Licensed Product(s)in a Territory, Licensee agrees to bring to market and achieve sales of Licensed Product(s) of not less than two hundred thousand dollars CDN ($200,000.00 CDN) in at least one such Territory within eighteen (18) months of the execution of this Agreement.

3.3 Remedies. In the event that Licensee does not substantially meet one or more of the performance criteria set forth in this Article III, Licensor, at its discretion, shall have the right to: (A) terminate all license rights granted Licensee under this License Agreement, whereupon Licensor may, in its sole discretion, grant licenses to the Licensed Technology to licensees other than Licensee upon any terms and without any obligation to compensate, in any way, Licensee in connection therewith; (B) require Licensee to license qualified sub-licensees, within a reasonable time; and (C) convert all exclusive license rights granted under this License Agreement to nonexclusive license rights, whereupon Licensor may, in its sole discretion, grant nonexclusive licenses to the Licensed Technology to licensees other than Licensee upon any terms and without any obligation to compensate, in any way, Licensee in connection therewith.



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                                   ARTICLE IV
                                    PAYMENTS

4.1 For the license granted in Section 2.1 of this Agreement, Licensee shall:

     4.1.1 Within thirty (30) days of the effective date of this Agreement, pay Licensor a licensing fee in the amount of two thousand five hundred dollars CDN ($2,500.00 CDN) (the "Licensing Fee");

     4.1.2 Pay Licensor on the first anniversary of the effective date of this Agreement, and each subsequent anniversary until a patent issues under the Licensed Patent(s), an annual fee of two thousand five hundred dollars CDN ($2,500 CDN) (the "Annual Fee");

     4.1.3 Pay Licensor on each anniversary of the effective date of this Agreement after a valid patent issue under the Licensed Patent(s), a maintenance fee of ten thousand dollars U.S. ($10,000.00 US) (the "Maintenance Fee") until the last valid patent expires;

     4.1.4 Pay Licensor sub-licensing flowthrough equal to five percent (5%) of any cash consideration, whether denominated as fees, royalties or milestones ( "flowthrough cash"), except reimbursement for research costs, in consideration of any Sublicenses of the Licensed Patent(s) and Licensed Technology.

                                    ARTICLE V
                                 CONFIDENTIALITY

5.1 Confidentiality. Licensor and Licensee shall maintain confidential exchanged proprietary information as follows:

     5.1.1 Subject to Section 5.1.2. below, Licensee agrees to treat (and agrees to cause its Affiliates and sub-licensees to treat) as confidential all proprietary information with respect to the Licensed Technology, Licensed Product(s) or the Licensed Patent(s) made available by Licensor to Licensee. Subject to Section 5.1.2. below, Licensor agrees to treat as confidential all proprietary information with respect to the Licensed Technology, Licensed Product(s) or the Licensed Patent(s) made available by Licensee to Licensor. Licensor acknowledges that Licensee may find it beneficial to disclose information provided by Licensor during the conduct of Licensee's business. Under such circumstances, Licensee may make such information available to third parties, provided that Licensee shall make known to the recipient the confidential nature of the information and the recipient's obligation of confidentiality thereto.

     5.1.2  Neither  Licensee nor Licensor  shall be bound by the  provisions of
     Section 5.1.1 with respect to information which:

        5.1.2.1 was previously known to the recipient at the time of disclosure;

        5.1.2.2 is in the public domain at the time of disclosure;



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         5.1.2.3  becomes  a  part  of the  public  domain  after  the  time  of disclosure, other than through disclosure by the recipient or some other third party who is under an agreement of confidentiality with respect to the subject information;

         5.1.2.4  is  independently   developed   without   utilisation  of  the
         proprietary information, as established by competent written proof; or

         5.1.2.5 is required to be disclosed by law or court order.

     5.1.3 Licensee and Licensor shall each take such actions as the other party may reasonably request from time to time to safeguard the confidentiality of any information with respect to which such party has an obligation to keep confidential pursuant to the terms of this Section 5.1

     5.1.4 The obligations of Licensee and Licensor under Sections 5.1.1, 5.1.2, and 5.1.3 shall survive the expiration or earlier termination of all or any part of this Agreement by three (3) years.

Each Party may disclose the other Party's Information to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, or complying with applicable laws.

5.2 Information Storage. Without limiting the generality of Section 5.1, each Party shall retain all the other Party's confidential, proprietary, information in a secure place, separate from any other information, data, reports, or other documents not relating hereto, with access to such information limited to those persons who have a "need to know".

5.3 Return of Information. Upon termination of this Agreement, the receiving Party shall promptly return all of the disclosing Party's information, including all reproductions and copies thereof and shall immediately delete all references thereto stored electronically, provided that the receiving Party shall be entitled to retain one copy of the information for its legal counsel for the purposes of determining its rights and obligations under this Article V.

                                   ARTICLE VI
                   WARRANTIES, REPRESENTATIONS AND DISCLAIMERS

6.1 Warranties and Representations.  Licensor hereby warrants that:

     6.1.1 Licensor is the owner of all rights, title and interest in and to the Licensed Patent(s) and Licensed Technology;

     6.1.2 Licensor has not previously granted any rights in or to the Licensed Technology or Licensed Patent(s) to any other third party;

     6.1.3 During the term of this Agreement Licensor will not grant any licenses or other rights with respect to the Licensed Technology or Licensed Patent(s) except in accordance with this Agreement;

     6.1.4 To the knowledge of Licensor there is no action, suit, investigation or proceeding pending or, to the knowledge of Licensor threatened against or affecting the Licensed Patent(s);



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     6.1.5  Licensor  has the  full  right  and  authority  to enter  into  this
     Agreement and perform its obligations hereunder.

6.2 Disclaimer of Warranties. LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO PERFORMANCE, OR MARKETABILITY IN ANY RESPECT RELATED TO THE LICENSED TECHNOLOGY OR LICENSED PATENT(S). LICENSOR FURTHER HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ACCORDINGLY, LICENSEE ASSUMES THE ENTIRE RISK AND RESPONSIBILITY FOR THE SAFETY, EFFICACY, PERFORMANCE, MARKETABILITY, AND QUALITY OF ALL LICENSED PRODUCTS.

                                   ARTICLE VII
                                 INDEMNIFICATION

7.1 Licensee shall indemnify and hold harmless the Licensor from and against any and all claims, demands, actions suits or other proceedings, damages, loss, costs and expenses by whomsoever made or brought against the Licensor by reason of or arising out of any breach by Licensee of this License Agreement, or from improper use by Licensee of the Licensed Technology.

7.2 Licensee shall not hold the Licensor liable for any claims resulting from the action, including the development, production, distribution and use of the
Licensed Technology in any of Licensee's products or negligence, misrepresentation or action by Licensee on the use of the Licensed Technology.

7.3 Licensee shall not hold the Licensor liable for any claims resulting from the action, including any deviation of the characteristics of the Licensed Technology or negligence of Licensee.

                                  ARTICLE VIII
                                TERM; TERMINATION

8.1 Term of Agreement. This Agreement shall commence as of the date first above written and shall continue in effect until terminated in accordance with this
Article VIII.

8.2 Licensor Right to Terminate.

     8.2.1 Failure by Licensee to comply with any of the material obligations contained herein shall entitle the Licensor to give to Licensee notice specifying the nature of the default and requiring it to make good such default. If such default is not cured within ninety (90) days after the receipt of such notice, or diligent steps are not taken to cure such default if by its nature such default could not be cured in ninety (90) days, the Licensor shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by Law, to terminate this Agreement in writing, effective immediately.



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     8.2.2  The  right of a Party  to  terminate  this  Agreement  shall  not be affected in any way by its waiver or failure to take action with respect to any prior default.

8.3 Licensee's Right to Terminate. Licensee may terminate this Agreement at any time by written notice to Licensor, given in accordance with Section 10.11 below, at least ninety (90) days prior to the termination date specified in the notice.

8.4 Termination on Business Failure. To the extent permitted by law, either Party shall have the option to terminate this Agreement immediately upon notice to the other Party in the event the other Party becomes insolvent, or is subject to proceedings for its adjudication as a bankrupt, or if a receiver, trustee, or custodian is appointed for the other Party, or if the other Party makes an assignment for the benefit of creditors, or is liquidated or dissolved, or if the other Party takes or suffers any similar or analogous action in any jurisdiction (other than actions taken voluntarily for the purposes of solvent amalgamation or restructuring).

8.5 Effect of Termination.

In the event that this Agreement is terminated for any reason other than termination by Licensee pursuant to Sections 8.3 or 8.4, on the effective date of termination Licensee shall immediately cease and shall cause each of its Affiliates and sublicensees to immediately cease using, making, having made and selling the Licensed Patent(s), Licensed Technology and Licensed Products. Licensee shall, at Licensor's sole option, upon written request of Licensor, (i) provide Licensor with a copy of all written data and information, including regulatory filings then in Licensee's possession relating to the development of Licensed Product(s) up to that time; and (ii) to the extent permitted by law, transfer any governmental approvals for Licensed Product(s), including Licensed Product(s) DIN, to Licensor.

8.5 Accrued Rights, Surviving Obligations.

     8.5.1 Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Further, any such termination, relinquishment or expiration, shall not relieve a Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

     8.5.2 Without limiting the foregoing, the provisions of Sections 8.4, 10.10 and this Section 8.5, and of Articles V, VI, VII and VIII of this Agreement shall survive the expiration or termination of this Agreement.


                                   ARTICLE IX
                 PROSECUTION AND MAINTENANCE OF LICENSED PATENTS

9.1 Prosecution and Maintenance. During the term of this Agreement, Licensee shall be responsible for prosecuting and maintaining the patents under the Licensed Patent(s). As consideration for and as an integral part of the rights granted to Licensee under this Agreement, Licensee shall pay all Patent Costs previously incurred by Licensor or hereafter incurred by Licensee with respect to the Licensed Patent(s) in each jurisdiction in the Territory. Licensee shall provide Licensor with copies of



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all official actions and other communications received by Licensee or its patent counsel from governmental agencies with respect to patents under the Licensed Patents and copies of all filings with governmental agencies from Licensee or its patent counsel with respect to the Licensed Patents.

9.2 Cooperation. Licensor agrees to co-operate with Licensee in the preparation, filing, prosecution and maintenance of patents under the Licensed Patent(s), by disclosing such information as may be necessary and by promptly executing such documents as Licensee may request to effect such efforts. Licensor shall bear their own costs in connection with co-operation with Licensee under this Section
9.2. All patents under the Licensed Patent(s) shall be filed, prosecuted and maintained in Licensor's name or as required by law.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1 Relationship of the Parties. Licensor and Licensee are independent contractors. Neither is the agent or legal representative, joint venturer, partner, employee or employer of the other and the Parties agree to conduct their respective affairs accordingly. Without limiting the generality of the foregoing, Licensor agrees not to represent itself as the agent or legal representative of Licensee and Licensee agrees not to represent itself as the agent or legal representative of Licensor. This Agreement does not grant any Party any authority to assume or create any obligation on behalf of or in the name of the other Party.

10.2 Assignment. Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable, nor any other obligation delegable, by a Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a Party may assign this Agreement to any Affiliate of it or to any successor by law or by sale of all or substantially all of its assets, provided that the assigning Party shall guarantee and remain liable and responsible for the performance and further observance of all the assigning Party's duties and obligations hereunder. The terms and provisions of this Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 9.2 shall be void. Nothing in this Section 9.2 shall be construed to restrict (i) Licensee's right to sublicense referred to in
Section 2.1 hereof; or (ii) Licensee's right to contract with third Persons under Section 2.2 hereof.

10.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be reasonably necessary or reasonably appropriate in order to carry out the purposes and intent of this Agreement.

10.4 Public Announcements. Except as otherwise required by law, neither Party shall issue a press release or make any other public disclosure with regard to the existence of this Agreement or the terms hereof without the prior approval of the other Party of such press release or public disclosure. Each Party shall submit any anticipated press release or public disclosure to the other Party, and the receiving Party shall expeditiously review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld or delayed. If the receiving Party does not respond within two (2) business days, the press release or public disclosure shall be deemed approved. In addition,  if  a  public  disclosure  is  required  by  law,  including  without limitation  in a  filing  with  any  securities  and  exchange  commission,  the disclosing  Party  shall  secure  confidential
treatment of any confidential information of the other Party contained in such release (whether through protective orders or otherwise), prior to its disclosure. Either Party may disclose the terms of this Agreement to its actual or prospective investors or corporate partners or to such Party's accountants, attorneys and other professional advisors provided that nothing in this Section
10.4 shall permit either Party to release Confidential Information or to jeopardize the trade secrets of the other Party.

10.5 Entire Agreement of the Parties. The terms and conditions of this Agreement (including the Exhibits hereto) constitute and contain the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, respecting the subject matter hereof.

10.6 Amendments. The terms and conditions of this Agreement may not be amended, changed, modified, contradicted, explained or supplemented (including by course of dealing between the Parties, usage of trade or otherwise) except by a written instrument signed by a duly authorized officer of each Party.

10.7 Waiver. Any delay or failure in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

10.8 Force Majeure. Except for the obligation to pay sums when due, neither Party shall be liable hereunder for delays in performance caused by Force Majeure. For the purposes of this Agreement, "Force Majeure" shall mean any outside event, unforeseeable, irresistible and independent of a Party control, which slows, interrupts or stops the performance in whole or in part by such Party of all or part of its obligations pursuant to this Agreement; including war, riots, rebellion, epidemic, lightning, earthquake, storm, sleet, flood, fire and explosion. The Party claiming to be affected by Force Majeure shall notify the other Party without delay indicating in the notice, as precisely as possible, the effect the Force Majeure will have on its capacity to perform its obligations pursuant to this Agreement. If a Party is affected by Force Majeure, its obligations under this Agreement are suspended to the extent that such Party is incapable of acting, only and insofar as the Party acts with diligence in order to eliminate or to correct the effects of the Force Majeure.

10.9 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

10.10 Dispute Resolution. The Parties shall mutually consult in good faith in an attempt to settle amicably in the spirit of co-operation any and all disputes arising out of or in connection with this Agreement or questions regarding the interpretation of the provisions hereof. Each dispute arising out of or in connection with this Agreement or question regarding the interpretation hereof which cannot be settled amicably within two (2) months from the date of notification of either Party to the other of such dispute or question, which notice shall specify the details of such dispute or question, shall be finally settled by binding arbitration, in English, by one arbitrator chosen by the parties pursuant to Article 940 of the Code of Civil Procedure of Quebec. If the Parties cannot agree on the arbitrator to be so appointed, each Party shall be entitled to appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall agree upon a third. The arbitration shall be conducted in accordance with the rules of conciliation and arbitration of the Civil Code of Quebec and the Code of Civil Procedure of Quebec. The arbitrator(s) shall have the technical expertise required to understand and arbitrate the dispute. The arbitration carried out hereunder shall apply to the exclusion of regular legal means, provided that the rights of the Parties in urgent situations in which time is of the essence to obtain proper remedies in courts of law shall remain unimpaired. There shall be no appeal from the decision or findings of the arbitrator(s), which shall be final and binding upon the Parties and may be entered in any court having proper jurisdiction.

10.11 Notices and Deliveries. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally, transmitted by telecopier (confirmation of receipt by confirmed facsimile transmission being deemed receipt of communication sent by telecopy) or five days after it was sent, by registered letter (or its equivalent) to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice delivered in accordance herewith to the other Party:

         (a) If to Licensor, addressed to:

         9103-3019 QUEBEC INC.
         147 Dufferin Road
         Hampstead, Quebec
         H3X 2Y2
         Attention:   President

         Telecopier: (514)
                           -----------------

         (b) If to Licensee, addressed to:

         NUVO WAY INC.
         2191 Hampton Ave.
         Montreal, Quebec
         H4A 2K5
         Attention:   President

         Telecopier:  (514) 369-2344

10.12 Execution in Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

10.13 Language. The parties have expressly requested that this Agreement and any agreement, proceedings, documents or notices related thereto or referred to therein be drafted and executed in the English language. Les parties aux presentes ont expressement exige que ce contrat ainsi que tous contrats, procedures, documents ou avis s'y rapportant ou qui y sont mentionnes soient rediges et signes en langue anglaise.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

       9103-3019 QUEBEC INC.                    NUVO WAY INC.


       /s/ Miriam Farber                        /s/ James Klein
       ------------------------                 -------------------------
       Name:  Miriam Farber                     Name:  James Klein

       Title: President                         Title:  CFO





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